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                                                                       Exhibit 6

        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]


                                                                  March 2, 1999


Board of Directors
Providentmutual Life and Annuity
   Company of America
300 Continental Drive
Newark, Delaware  19613

                  RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT
                           FILE NOS. 333-67775/811-8722
                           ---------------------------------------------------

Directors:


         In my capacity as actuary to Providentmutual Life and Annuity Company of America (the "Company"), I have provided actuarial advice concerning and participated in the design of the Company's flexible premium variable life insurance policies (the "Policies"). I have also provided actuarial advice concerning the preparation of pre-effective amendment number one to the Form S-6 registration statement for the Policies (File No. 333-67775) and Providentmutual Variable Life Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of such Policies with the Securities and Exchange Commission under the Securities Act of 1933, as amended.


         It is my professional opinion that:


         1. The illustrations of death benefits, policy account values, net cash surrender values and accumulated premiums in Appendix A of the prospectus included in the registration statement for the Policies (the "Prospectus"), based on the assumptions stated in the illustrations, are consistent with the provisions of the Policies. The rate structure of the Policies has not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear correspondingly more favorable to prospective purchasers of Policies age 40 in the underwriting classes illustrated than to prospective purchasers of Policies at other ages and underwriting classes.


         2. The Prospectus information contained in (a) the examples illustrating the calculation of death benefits under different death benefit options, (b) the examples illustrating the effects of death benefit option changes on pages 19 and 20, and (c) the examples of the effect of a partial withdrawal on pages 29 and 30, are consistent with the provisions of the Policies.




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         I hereby consent to the filing of this opinion as an exhibit to the
Form S-6 registration statement for the Policies and the Account.

                                   Sincerely,

                                                     /s/ Scott Carney

                                                     Scott Carney, FSA, MAAA
                                                     Actuary